UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	February 2, 2009

OSHKOSH CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-31371	39-0520270
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

P.O. Box 2566, Oshkosh, Wisconsin 54903
(Address of principal executive offices, including zip code)
(920) 235-9151
(Registrant’s telephone number, including area code)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        (e)        On February 2, 2009, the Human Resources Committee (the “Committee”) of the Board of Directors of Oshkosh Corporation (the “Company”) approved amendments to the employment agreements of each of Robert G. Bohn, Chairman and Chief Executive Officer of the Company, and Charles L. Szews, President and Chief Operating Officer of the Company, to reduce Mr. Bohn’s annual rate of base salary by 15% and to reduce Mr. Szews’ annual rate of base salary by 10%. The Committee approved such amendments in the context of approving the base salary reductions for Mr. Bohn and Mr. Szews underlying such amendments and 10% reductions of the annual base salary rates of the following executive officers of the Company: David M. Sagehorn, Executive Vice President and Chief Financial Officer; Bryan J. Blankfield, Executive Vice President, General Counsel and Secretary; and Matthew J. Zolnowski, Executive Vice President and Chief Administration Officer. All of the salary reductions are effective for the period from February 1, 2009 to September 30, 2009.

        At the annual meeting of the shareholders of the Company held on February 3, 2009, the shareholders of the Company approved the Oshkosh Corporation 2009 Incentive Stock and Awards Plan (the “Plan”). The Plan provides that up to a total of 4,000,000 shares of the Company’s common stock may be issued thereunder. The Plan authorizes the grant to the Company’s officers, directors, eligible employees and consultants of stock options, stock appreciation rights, performance shares, performance units, shares of common stock, restricted stock, restricted stock units and annual or long-term incentive awards.

        The Company cannot currently determine the benefits, if any, to be paid under the Plan in the future to the officers of the Company, including the Company’s named executive officers.

        The Plan is described in detail in the Company’s proxy statement filed with the Securities and Exchange Commission (the “SEC”) on December 22, 2008. The description of the Plan set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed as Exhibit 10.1 to this Current Report and is incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

        (a)        Effective February 3, 2009, the Board of Directors of the Company amended the last sentence in Section 3.02 of the Company’s By-Laws to provide that a person may be eligible for election as a director of the Company or any director may be eligible for re-election after attaining the age of seventy-two if prior approval of such eligibility is obtained from the Governance Committee of the Board of Directors, or of such other appropriate committee of the Board of Directors then in effect performing a similar function with respect to nomination of directors.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:

(3.1)	By-Laws of Oshkosh Corporation, as amended effective February 3, 2009.

(10.1)	Oshkosh Corporation 2009 Incentive Stock and Awards Plan (incorporated by reference to Attachment A to Oshkosh Corporation’s definitive proxy statement on Schedule 14A for the Oshkosh Corporation Annual Meeting of Shareholders held on February 3, 2009).

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSHKOSH CORPORATION
Date: February 6, 2009	By: /s/ Bryan J. Blankfield
Bryan J. Blankfield
Executive Vice President, General Counsel
and Secretary

OSHKOSH CORPORATION

Exhibit Index to Current Report on Form 8-K
Dated February 2, 2009

Exhibit
Number

(3.1)	By-Laws of Oshkosh Corporation, as amended effective February 3, 2009.

(10.1)	Oshkosh Corporation 2009 Incentive Stock and Awards Plan (incorporated by reference to Attachment A to Oshkosh Corporation’s definitive proxy statement on Schedule 14A for the Oshkosh Corporation Annual Meeting of Shareholders held on February 3, 2009).